Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mobix Labs, Inc. of our report dated January 12, 2026, relating to the financial statements, which appears in Mobix Labs, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2025.

/s/ PricewaterhouseCoopers LLP

Irvine, California

April 27, 2026